Exhibit 99.4

Cohen Brothers, LLC

[— ] [—], 2009

To the Holders of Cohen Brothers, LLC Class A Membership Units and Class B Membership Units:

In connection with the merger of a wholly owned subsidiary of Alesco Financial Inc. (“AFN”) with and into Cohen Brothers, LLC (“Cohen”), at your option, each Class A membership unit together with one Class B membership unit you currently own will either be (1) exchanged for 0.57372 shares of AFN common stock or (2) retained as 0.57372 reclassified Cohen membership units. Your merger consideration election is subject to the 0.57372 exchange ratio set forth in the Agreement and Plan of Merger by and between Cohen, AFN and Alesco Financial Holdings, LLC (“Merger Sub”). The merger is expected to occur in the fourth quarter of 2009, though it is still subject to the satisfaction of several conditions, including obtaining all necessary member, shareholder and regulatory approvals. A complete description of the merger, including the exchange ratio, is included in the Proxy Statement/Prospectus (the “Prospectus”) dated [—] [—], 2009, a copy of which has been provided to you.

Enclosed is an Election Form and Letter of Transmittal to be used to indicate your election to receive AFN shares or retain Cohen membership units, which you must complete, sign and return to Mellon Investor Services LLC (the “Exchange Agent”), in order to make an election as to the type of merger consideration you will receive in the event the merger is completed. Also enclosed is a Joinder to the Cohen Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”). If you choose to retain any Cohen membership units, you must also sign and return the Joinder to the Exchange Agent. Please use the enclosed envelope to return these materials.

In order for your election to be effective, the Exchange Agent must receive your properly completed Election Form no later than 5:00 p.m., Eastern time, on [— ], 2009. Please carefully follow the instructions provided in the Election Form. Please note that: (i) you may change or revoke your election at any time prior to the election deadline by following the instructions provided with the Election Form and Letter of Transmittal; and (ii) after the election deadline you will not be able to transfer or otherwise have access to your Cohen membership units unless you choose to remain a Cohen member, in which case your ability to transfer your Cohen membership units will be limited by the LLC Agreement, a copy of which is attached to the Prospectus as Annex E.

If you do not make your election properly and on time, you will be deemed to have made a “non election.” As a result, you will remain a Cohen member, you will be unable to transfer your Cohen membership units for a period of six months following the merger and you will be limited in your ability to transfer your Cohen membership units thereafter.

Regardless of which election you choose, you must return the Election Form and Letter of Transmittal with the substitute Form W-9. If you elect to retain any of your Cohen membership units, you must also return a signed copy of the Joinder to the LLC Agreement.

If you have any questions regarding the Election Form and Letter of Transmittal, please call the Exchange Agent at (800)             -            .

Sincerely,

Daniel G. Cohen

Chairman

ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form is being delivered in connection with the Agreement and Plan of Merger (as amended, the “Merger Agreement”) among Cohen Brothers, LLC (“Cohen”), Alesco Financial Inc. (“AFN”) and Alesco Financial Holdings, LLC (“Merger Sub”) whereby Merger Sub, a wholly owned subsidiary of AFN, will merge with and into Cohen and Cohen will become a majority owned subsidiary of AFN (the “business combination”).

EXCHANGE AGENT: MELLON INVESTOR SERVICES LLC

Mailing Address: Mellon Investor Services LLC Attn: 480 Washington Blvd.	To be effective, this Election Form must be received by the Exchange Agent no later than 5:00 p.m. EST on [—], 2009. Please read the instructions carefully before completing this form. For assistance: (800) - .

Jersey City, New Jersey 07086
Facsimile:

Electronic Mail:

ELECTION OPTIONS (MARK ONLY ONE BOX)

EXPIRATION 5:00 P.M. EST ON [—], 2009

(See Instruction A2)

☐	ALL AFN COMMON STOCK ELECTION: Exchange all of your Cohen membership units for shares of AFN common stock plus cash in lieu of any fractional shares (“Stock Election”).

☐	ALL COHEN MEMBERSHIP UNITS ELECTION: Retain all of your recapitalized Cohen membership units plus receive cash in lieu of any fractional membership units (“Membership Election”).

☐	COMBINATION STOCK/MEMBERSHIP ELECTION: Exchange certain of your Cohen membership units for shares of AFN common stock plus cash in lieu of any fractional shares and retain the remaining recapitalized Cohen membership units plus receive cash in lieu of any fractional membership units (“Combination Election”).

IF YOU CHOOSE THE STOCK ELECTION OR THE COMBINATION ELECTION:

Please write in the space below your name and address and the number of Cohen Class A membership units together with Cohen Class B membership units that will ultimately be exchanged for shares of AFN common stock.

NUMBER OF MEMBERSHIP UNITS SURRENDERED

(See Instructions) Name(s) and Address of Registered Holder(s)	Class A Membership Units*	Class B Membership Units*

*	The number of Class A membership units and Class B membership units must be identical.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE OPTION, YOU WILL RETAIN ALL OF YOUR COHEN MEMBERSHIP UNITS, WHICH WILL BE SUBJECT TO LIMITATIONS ON TRANSFER.

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form and Letter of Transmittal.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described Cohen membership units and has good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange this Election Form and Letter of Transmittal regarding Cohen membership units for certificates representing shares of AFN common stock or cash, as set forth under “Election Options” and as provided in the Merger Agreement. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS FOR

STOCK ELECTION AND COMBINATION ELECTION

(See Instructions B1 and B2)

To be completed ONLY if (i) the Certificate for shares of AFN common stock to be issued and/or (ii) the check for fractional shares are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction B7) If you wish to have your shares of AFN common stock sent to you by electronic transfer, please contact the Exchange Agent for additional information.

Issue and deliver Certificate and/or check to:

Name:
(Please Print First, Middle & Last Name)

Address:

(including Zip Code)

Date:

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction B4)

Complete ONLY if the Certificate and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned’s name at the top of the letter. If you wish to have your shares of AFN common stock sent to you by electronic transfer, please contact the Exchange Agent for additional information.

Mail Certificate and/or check to:

Name:
(Please Print First, Middle & Last Name)

Address:

(including Zip Code)

IMPORTANT

THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER. BOTH FORMS MUST BE RETURNED TO THE EXCHANGE AGENT BY [—], 2009.

MEMBER SIGN HERE (Also Complete Substitute Form W-9)
X
X
Must be signed by registered holder(s) exactly as name(s) appear on Cohen’s books and records. If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction B1.

Dated
Name(s):
(Please Print)
Capacity:

Area Code and Telephone No.:

MEDALLION SIGNATURE GUARANTEE

Required only if Special Payment and/or Issuance Instructions are provided.

(See Instruction B2)

The signature(s) above should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the FINRA pursuant to Securities and Exchange Commission Rule 17Ad-15.

INSTRUCTIONS

A. Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed Election Form and Letter of Transmittal (this “Election Form”) must be received by Mellon Investor Services LLC, the Exchange Agent, not later than 5:00 p.m., EST on [—], 2009 (“Election Deadline”). Holders of Cohen Class A membership units and Class B membership units whose Election Form is not so received or who revoke their Election Form will be considered a Non Electing Member. See Instruction A7 below. The method of delivery of all documents is at the option and risk of the Cohen Member, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

2. Election Options. In the box marked “Election Options,” indicate whether in exchange for your Cohen membership units, you would like to receive only shares of AFN common stock, retain all Cohen membership units, or exchange fewer than all Cohen membership units for AFN common stock. Mark only one selection in this box. To find out more about the exchange ratio that will be used, please see “The Transactions – General Description of the Transactions – Business Combination” and “The Merger Agreement – Terms of the Merger Agreement – Consideration to be Received in the Business Combination” on pages [—] and [—], respectively, of the Proxy Statement/Prospectus. Regardless of which election you choose, you must return the Election Form and Letter of Transmittal with the substitute W-9. If you elect to retain any of your Cohen membership units, you must also return a signed copy of the Joinder to the LLC Agreement.

3. Surrendered Membership Units. Insert in the box under the heading “Number of Membership Units Surrendered,” the number of Class A Cohen membership units and Class B Cohen membership units that you are surrendering herewith and the name(s) and address(es) of the registered owners of such membership units. The number of Class A and Class B membership units being surrendered must be identical. If the space provided is insufficient, attach a separate sheet listing this information.

4. Change or Revocation of Election. A holder of Cohen membership units who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5. Joint Forms of Election. Holders of Cohen membership units who make a joint election will be considered to be a single holder of such membership units. If this Election Form is submitted as a joint Election Form, each record holder of Cohen membership units covered hereby must properly sign this Election Form in accordance with Instruction B1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6. Forms of Election Nominees. Any record holder of Cohen membership units who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of Elections covering up to the aggregate number of Cohen membership units owned by such record holder. However, upon the request of AFN, such record holders will be required to certify to the satisfaction of AFN that such record holder holds such Cohen membership units as nominee for the beneficial owners of such membership units. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate member of Cohen for purposes of allocating AFN common stock and cash payments to be issued upon consummation of the business combination.

7. Membership Units as to Which No Election is Made. Holders of Cohen membership units who fail to submit a properly completed Election Form by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form (“Non Electing Holder”), shall retain their Cohen membership units, which will be subject to limitations on transfer as set forth in the Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), a copy of which is attached as Annex E to the Proxy Statement/Prospectus dated [—] [—], 2009 and has been provided to you.

B. General.

1. Signatures. The signature (or signatures, in this case of Cohen membership units owned by two or more joint holders for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written in Cohen’s books and records unless the Cohen membership units described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee.

If this Election Form is signed by a person other than the registered owner of the Cohen membership units listed, the Election Form must be accompanied by appropriate power(s) signed by the registered owner(s) in the name(s) that appear on the books and records of Cohen, and the signature(s) appearing on such power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form.

2. Special Payment and/or Issuance Instructions. If checks or certificates representing shares of AFN common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the books and records of Cohen, the signature(s) appearing on this Election Form must be guaranteed by an Eligible Financial Institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also complete the box titled “Special Payment and/or Issuance Instructions” on the Election Form. If you wish to have your shares of AFN common stock sent to you by electronic transfer, please contact the Exchange Agent for additional information.

3. Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of AFN common stock in any name(s) other than the name(s) in which the surrendered Cohen membership units is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of AFN common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or certificates representing shares of AFN common stock are to be delivered to someone other than the registered member(s), or to the registered member(s) at an address other than that appearing on the cover letter, please complete the box titled “Special Delivery Instructions.” If you wish to have the shares of AFN common stock sent to you by electronic transfer, please contact the Exchange Agent for additional information.

5. Determination of Questions. All questions with respect to this Election Form and Elections made by Cohen members (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to the exchange ratio) will be determined by Cohen and/or the Exchange Agent, whose determination shall be conclusive and binding. Cohen shall have the absolute right to reject any and all Election Forms not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Cohen and/or the Exchange Agent may, but are not required to, take reasonable action to inform Cohen members of any defects and may take reasonable action to assist such members to correct any such defects; however, neither Cohen nor the Exchange Agent is under any obligation to notify members of any defect in an Election Form.

6. Important Tax Information: Substitute Form W-9. Each surrendering member is required to provide the Exchange Agent with such holder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 attached hereto and to certify whether the member is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering member to federal income tax withholding at the applicable withholding rate on payments made to such surrendering member with respect to the surrendered Cohen membership units. If such member is an individual, the TIN is his or her Social Security number. A holder must cross out Item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 attached hereto. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements may be obtained from the Exchange Agent. If backup withholding applies, the Exchange Agent is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

7. Inquiries. All inquiries with respect to the Election Form or substitute Form W-9 should be made directly to the Exchange Agent, Mellon Investor Services LLC at (800)             -             , or via email to             @                    .

ELECTION INFORMATION BOOKLET

This Election Information Booklet provides answers to frequently asked questions regarding how to make your election in connection with the proposed merger of a wholly owned subsidiary of Alesco Financial Inc. (“AFN”) with and into Cohen Brothers, LLC (“Cohen”). This booklet does not contain all of the information that is important to you and we urge you to read carefully the instructions in the Election Form and the Letter of Transmittal (the “Election Form”). After reviewing these materials, please complete the Election Form and send it in the enclosed envelope to Mellon Investor Services LLC (the “Exchange Agent”). If you have additional questions after reading this material, you should contact the Exchange Agent at (800)             -            .

The deadline for receipt of your Election Form is 5:00 p.m., Eastern time, on [—], 2009 (the “Election Deadline”). We anticipate that the effective date of the merger will occur in the fourth quarter of 2009 pending the successful completion of a number of conditions, including obtaining all member, shareholder and regulatory approvals.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

Cohen, AFN and Alesco Financial Holdings, LLC (“Merger Sub”) are parties to an Agreement and Plan of Merger dated February 20, 2009, as amended (the “Merger Agreement”), whereby Merger Sub, a wholly owned subsidiary of AFN, will merge with and into Cohen and Cohen will become a majority owned subsidiary of AFN (the “business combination”). Pursuant to the Merger Agreement, you, as a Cohen member, have the opportunity to elect to receive shares of AFN common stock for your Class A membership units together with your Cohen Class B membership units.

2.	What is the Election Form?

The enclosed Election Form lets us know your preferred exchange or retention of your Cohen membership units (i.e., exchange for shares of AFN common stock, retain Cohen membership units or a combination of both).

3.	How do I use and where do I send the Election Form?

You should refer to the back page of the Election Form for a complete set of instructions. A summary of the instructions follows:

When completed, sign and date the Election Form, indicating whether you want to exchange your Cohen membership units, and if so, how many, and mail it to the Exchange Agent in the enclosed envelope. By signing the Election Form, you agree to be bound by your election set forth on the Election Form, you confirm that your tax identification number is correctly stated on the Election Form, and you confirm that you have complied with all the requirements as stated in the instructions. Please note that if your Cohen membership units are held in a joint account, signatures of both owners are required on the Election Form.

We recommend that you make copies of your completed Election Form. We also recommend sending the completed Election Form by registered mail, with return receipt requested. Do not return any documents directly to Cohen or AFN.

4.	What happens if I do not send in the Election Form or if I miss the election deadline?

If you do not respond, or if the Exchange Agent does not receive your Election Form prior to the Election Deadline, or if your Election Form is not completed properly, you will be deemed to have made a “non election” as to any consideration to be received in exchange for your Cohen membership units. As a result, you will retain your Cohen membership units and be subject to a six month lockup period and the other limitations set forth in the Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) attached as Annex E to the Proxy Statement/Prospectus dated [— ] [—], 2009, which was sent to you.

5.	Am I guaranteed to receive what I ask for on the Election Form?

Yes, assuming the business combination is completed.

6.	When can I expect to receive my new stock certificates and/or cash?

Assuming that you have made a proper election by the Election Deadline, we expect that your check and/or AFN stock certificate(s) will be mailed to you within five business days after the effective date of the business combination, which we expect to happen in the fourth quarter of 2009.

In the event that the Merger Agreement is terminated prior to the consummation of the business combination, Cohen will send you a notice of such termination.

7.	If I elect to receive shares of AFN common stock and the merger is completed, how many shares will I receive?

For each Class A membership unit that you elect to ultimately exchange for shares of AFN common stock, together with one Cohen Class B membership unit, you will receive 0.57372 shares of AFN common stock, subject to the adjustment procedures described in the Merger Agreement, plus cash in lieu of fractional shares you would otherwise receive, as described in the Merger Agreement.

8.	If I elect to receive any shares of AFN common stock and the merger is completed, what will I receive?

You will be asked to state on the Election Form the number of Class A membership units and Class B membership units that you wish to ultimately exchange for shares of AFN common stock. Please note the number of Cohen Class A membership units and Cohen Class B membership units must be identical. For each Class A membership unit that you elect to ultimately exchange for shares of AFN common stock, together with one Cohen Class B membership unit, you will receive 0.57372 shares of AFN common stock, plus cash in lieu of fractional shares you would otherwise receive, and will retain the remainder of your Cohen membership units, which will have been recapitalized into 0.57372 Cohen recapitalized membership units for each Cohen Class A membership unit together with one Cohen Class B membership unit. Any retained Cohen membership units will be subject to a six month lockup period pursuant to the terms of the LLC Agreement, during which time and, thereafter, will be subject to certain limitations on transfer of such membership units. Regardless of which election you choose, you must return the Election Form and Letter of Transmittal with the substitute W-9. If you elect to retain any of your Cohen membership units, you must also return a signed copy of the Joinder to the LLC Agreement.

9.	If I elect to retain all of my Cohen membership units or elect no preference, what will I receive?

You will retain your membership units in Cohen, which will have been recapitalized into 0.57372 Cohen recapitalized membership units for each Cohen Class A membership unit together with one Cohen Class B membership unit. Any retained Cohen membership units will be subject to a six month lockup period pursuant to the terms of the LLC Agreement, during which time and, thereafter, will be subject to certain limitations on transfer of such membership units. If you elect to retain any of your Cohen membership units, you must also return a signed copy of the Joinder to the LLC Agreement.

10.	Will I have to pay taxes on the proceeds if my membership units are exchanged?

See the enclosed “Summary Communications Regarding Merger and Decision to Exchange Cohen Membership Units for Shares of Alesco Financial Inc. Common Stock.”

11.	Are there any fees associated with the exchange of my Cohen membership units?

There are no fees associated with the exchange.

12.	Can I change or revoke my Election?

Yes. Your election may be changed or revoked until 5:00 p.m., Eastern time, on [—], 2009, which is the Election Deadline. To change or revoke an Election, a written notice of revocation must (a) specify the name of the member having made the Election to be changed or revoked, (b) be signed by the member in the same manner as the original signature on the Election Form by which such Election was made, and (c) be received by the Exchange Agent before the Election Deadline.

If you change or revoke your Election, the Exchange Agent will return your Election Form to you. If you want to make a new Election, you must return a properly completed Election Form before the Election Deadline.

13.	How will I know when the business combination is completed?

AFN and Cohen will issue a press release and AFN will file a Form 8-K with the Securities and Exchange Commission announcing completion of the business combination if and when it is completed. You can obtain this information at the Securities and Exchange Commission’s website at www.sec.gov or by calling the Exchange Agent at (800)             -            .

14.	Who do I call if I have additional questions?

You may contact the Exchange Agent at (800)             -            .

PAYER’S NAME: ALESCO FINANCIAL INC. AND/OR COHEN BROTHERS, LLC

SUBSTITUTE

FORM W-9

Department of the Treasury

Internal Revenue Service

Payer’s Request for Taxpayer

Identification Number

(See Instruction No. B7.)

Please fill in your name and address below.

Name

Business name, if different from above

Check appropriate box:

☐ Individual/Sole proprietor	☐ Corporation

☐ Partnership	☐ Other

☐ Exempt from backup withholding

Address (number and street)

City, State and ZIP Code

Part 1 — TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS

Social Security Number(s)
OR
AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.
Employer Identification Number(s)

Part 2 — Certification — For Payees Exempt from Backup Withholding — Under penalties of perjury, I certify that:

(1)	The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)	I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out Item 2 of Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, Item 2 of Part 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

SIGNATURE:	DATE:	, 20

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION B7 FOR ADDITIONAL INFORMATION.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for determining the proper identification number to give the payer.

Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Purpose of Form

A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (“TIN”) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a citizen or resident of the United States,

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

•	Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•	The U.S. owner of a disregarded entity and not the entity,

•	The U.S. grantor or other owner of a grantor trust and not the trust, and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 4 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules regarding partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for...	THEN the payment is exempt for...
Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5,000(1)	Generally, exempt recipients 1 through 7(2)

(1)	See Form 1099-MISC, Miscellaneous Income, and its instructions.
(2)	However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov. You may also get this form by calling (800) 772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-days rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:		Give name and EIN of:
6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate, or pension trust	Legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

JOINDER

TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

COHEN BROTHERS, LLC

THIS JOINDER to the Amended and Restated Limited Liability Company Agreement of COHEN BROTHERS, LLC (the “LLC Agreement”) is made and entered into as of the Closing Date (as defined below) by and between Cohen Brothers, LLC and the undersigned Member of the Company (the “Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the LLC Agreement.

WHEREAS, Cohen Brothers, LLC (“Cohen”), Alesco Financial Inc. (“AFN”) and Alesco Financial Holdings, LLC (“Merger Sub”) are parties to that certain Agreement and Plan of Merger dated February 20, 2009 (as amended, the “Merger Agreement”) pursuant to which Merger Sub, a wholly owned subsidiary of AFN, will merge with and into Cohen and Cohen will survive as a majority owned subsidiary of AFN (the “business combination”);

WHEREAS, pursuant to the terms of the Merger Agreement, Holder has elected to retain certain Cohen Units following the business combination;

WHEREAS, upon the date of the completion of the business combination (the “Closing Date”), Cohen, as the surviving entity, will adopt the LLC Agreement; and

WHEREAS, the Company requires the Holder, as a holder of Units, to become bound by and a party to the LLC Agreement, and the Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder hereby agrees as follows:

(1) Agreement to be Bound. The Holder hereby agrees that upon execution of this Joinder, effective as of the Closing Date it shall become bound by and a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed a Member for the purposes of being bound thereby. In addition, Holder hereby agrees that each Unit shall have only those rights provided in the LLC Agreement.

(2) Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by Cohen and its successors and assigns and Holder (only as provided in the Agreement) and any subsequent holders of the Units and the respective successors and assigns of each of them, so long as they hold any Units.

(3) Notices. For purposes of Section 13.1 of the Agreement, all notice, demand, consent, election, offer, approval, request or other communication to the Holder shall be directed to:

Name:

Address:

Phone:

Fax:

Email:

(4) Governing Law. All questions concerning the construction, validity and interpretation of this Joinder and the performance of the obligations imposed by this Joinder shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

(5) Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

IN WITNESS WHEREOF, the undersigned have executed this Joinder as of the date first above written.

(Sign Name)

(Print Name)